                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of Commission Only (as permitted by
         Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            PEROT SYSTEMS CORPORATION

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      (1)    Title of each class of securities to which transaction applies:

      (2)    Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)    Proposed maximum aggregate value of transaction:

      (5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:

      (2)    Form, Schedule or Registration Statement No.:

      (3)    Filing Party:

      (4)    Date Filed:

                        [PEROT SYSTEMS CORPORATION LOGO]

                            PEROT SYSTEMS CORPORATION
                              2300 W. Plano Parkway
                               Plano, Texas 75075

                         -------------------------------

                    Notice of Annual Meeting of Stockholders
                             Wednesday, May 8, 2002
                       2:00 p.m. -- Central Daylight Time

                         -------------------------------

                                Renaissance Hotel
                             900 East Lookout Drive
                             Richardson, Texas 75082


                                 March 29, 2002

TO OUR STOCKHOLDERS

     On behalf of the Board of Directors, you are cordially invited to attend the 2002 Perot Systems Corporation Annual Meeting of Stockholders to:

     o   elect directors;

     o approve the amendment and restatement of our Certificate of Incorporation to increase the authorized shares of Class A Common Stock from 200,000,000 to 300,000,000 shares;

     o   ratify the appointment of our independent public accountants for 2002;
         and

     o   conduct any other business properly brought before the Annual Meeting.

     Voting is limited to stockholders of record at the close of business on March 11, 2002.

     If you plan to attend the meeting in person, please bring to the Annual Meeting one of the admission tickets provided with these proxy materials.


                                              Sincerely yours,

                                              /s/ Ross Perot

                                              Ross Perot
                                              Chairman

                        [PEROT SYSTEMS CORPORATION LOGO]

                            PEROT SYSTEMS CORPORATION

                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS


     Perot Systems Corporation is furnishing you with this Proxy Statement on behalf of its Board of Directors to solicit proxies for its Annual Meeting of Stockholders and any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held at the Renaissance Hotel, 900 E. Lookout Drive, Richardson, Texas on Wednesday, May 8, 2002, at 2:00 p.m. local time. We first mailed these proxy materials to our stockholders on or about March 29, 2002.

                              PURPOSE OF MEETING

     We are holding the Annual Meeting for the stockholders to consider and act upon the proposals summarized in the accompanying Notice of Annual Meeting. We have described each proposal in more detail in this Proxy Statement.

                            VOTING AND SOLICITATION

Right to Vote and Record Date

     Our Class A Common Stock, par value $.01 per share, is the only type of security entitled to vote at the Annual Meeting. Each share of Class A Common Stock that you owned as of the close of business on March 11, 2002 entitles you to one vote for each of the eight nominees for director and one vote on each other proposal brought before the Annual Meeting. On March 11, 2002, there were 102,885,322 shares of Class A Common Stock outstanding.

Quorum; Adjournment

     The presence, either in person or by proxy, of the holders of at least a majority of the voting power of our issued and outstanding shares of Class A Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions are counted for purposes of determining whether a quorum exists for the transaction of business. Broker non-votes, which are described in more detail below, are also counted as shares present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

Voting at the Annual Meeting

     If your shares of Class A Common Stock are registered directly with Mellon Investor Services, you are a "record holder" and may vote in person at the Annual Meeting. If you hold your shares through a stockbroker, bank or other nominee, your shares are held in "street name" and you are the "beneficial holder". If your shares are held in street name, in order to vote in person at the Annual Meeting, you must obtain a proxy from your broker or nominee.

Voting By Proxy

     Whether or not you are able to attend the Annual Meeting, we urge you to vote by proxy. You can vote your shares using one of the following methods:

     o   the Internet website shown on the proxy card,

     o   by telephone using the toll-free number shown on the proxy card, or

     o   a completed and returned written proxy card.

     We must receive votes submitted through the Internet or by telephone by 11:59 p.m., Eastern Daylight Time, on May 7, 2002. Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy card. Submitting your voting instructions by any of the methods mentioned above will not affect your right to attend the Annual Meeting and vote.

     If you vote by phone or via the Internet, please have your social security number and proxy or voting instruction card available. The sequence of numbers appearing on your card and your social security number are necessary to verify your vote.

     If your shares are held in street name, you should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions from you, your broker has discretion to vote your shares on "routine matters." Routine matters include election of the nominees for directors and the ratification of PricewaterhouseCoopers LLP as the Company's independent public accountants for 2002, but do not include the proposal to increase the authorized number of shares of Class A Common Stock from 200,000,000 to 300,000,000.

How Your Proxy Will Be Voted

     The proxy holders will vote as you direct if you properly complete your proxy. If you submit a proxy but do not provide directions on how to vote, your proxy will be voted as follows:

     o   FOR the nominees of the Board of Directors (Proposal 1),

     o FOR approval of the amendment and restatement of the Certificate of Incorporation to increase the authorized shares of Class A Common Stock from 200,000,000 to 300,000,000 (Proposal 2),

     o FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for 2002 (Proposal 3), and

     o In the discretion of the proxy holders, for any other matters that may properly come before the Annual Meeting.

Changing Your Vote

     You may revoke or change your proxy at any time before the Annual Meeting. The procedures for changing your vote differ depending on how you own your shares. If you are a record holder of your Perot Systems shares, you may change your vote by:

     o submitting another proxy with a later date before the beginning of the Annual Meeting,

     o sending a written notice of revocation to the Secretary of Perot Systems at 2300 W. Plano Parkway, Plano, Texas 75075 that is received before the beginning of the Annual Meeting, or

     o   attending the Annual Meeting and voting in person.

     If you are a beneficial holder of your Perot Systems shares, you may change your vote by submitting new voting instructions to your broker or nominee.

Vote Required

  Board of Directors

     The eight nominees receiving the highest number of affirmative votes will be elected directors of Perot Systems and will serve until the next Annual Meeting and until their successors have been elected and qualified. We do not have cumulative voting for the election of directors.

  Amendment and Restatement of Certificate of Incorporation

     Approval of the amendment and restatement of the Certificate of Incorporation to increase the authorized shares of Class A Common Stock from 200,000,000 to 300,000,000 requires the affirmative vote of the holders of at least 66 2/3% of the outstanding Class A Common Stock.

  All Other Matters

     Approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting.

Broker Non-Votes and Abstentions

     A broker non-vote occurs when a broker holds shares in street name for customers and a customer does not direct the broker's vote with respect to the approval of non-routine matters.

     A broker will not have voting discretion with respect to the proposal to increase the number of our authorized shares of Class A Common Stock because it is a non-routine matter. Therefore, an abstention or broker non-vote will have the same legal effect as a vote cast against this proposal.

     With respect to the ratification of the appointment of PricewaterhouseCoopers and the election of directors, a broker will have discretionary authority to vote the shares if the beneficial owner has not given instructions. With respect to the ratification of the appointment of PricewaterhouseCoopers, an abstention will have no effect on the outcome of the proposal.

Solicitation of Proxies

     Perot Systems will pay all costs of the solicitation. We will furnish copies of solicitation material to fiduciaries and custodians holding shares in street name that are beneficially owned by others. We will conduct the original solicitation by mail or, in cases where the stockholder has previously consented to electronic delivery, by electronic means. We may supplement the original solicitation with a solicitation by telephone, telegram, or other means by our directors, officers, or employees. We will not pay additional compensation to these individuals for their services. We do not plan to solicit proxies by means other than those described above.


                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

General

     Our bylaws provide that the number of our directors will not be less than one, with the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the number of directors at eight. We are proposing the reelection of all eight of our current directors to hold office for a term of one year, expiring at the close of the 2003 Annual Meeting of Stockholders or when their successors are elected and qualified. We have listed the nominees and their positions and offices with Perot Systems below. The proxy holders will vote all duly executed proxies received for the nominees listed below unless you instruct them otherwise. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any nominee designated by the current Board to fill the vacancy, unless the Board reduces the number of directors to be elected at the Annual Meeting. The Board is not aware of any nominee who is unable or who will decline to serve as a director.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

Directors and Their Business Experience

     Ross Perot is Chairman of the Board and has served as a director of Perot Systems since 1997. Mr. Perot is a founder of Perot Systems, served as Perot Systems' President and Chief Executive Officer from November 1997 through August 2000 and served as a director from 1988 through 1994. Mr. Perot is currently a private investor. Age 71.

     Ross Perot, Jr. has served as President and Chief Executive Officer since September 2000 and as a director since 1988. Mr. Perot previously served as President of Hillwood Development Corporation, a real estate development company, from March 1988 until May 1998 and President of Hillwood DBL Partners, Inc. from August 1996 until April 2000. Mr. Perot remains Chairman of Hillwood Development. Mr. Perot is the son of Ross Perot. Age 43.

     Steve Blasnik has served as a director of Perot Systems since 1994. Mr. Blasnik is a director and President of Perot Investments, Inc., a private investment firm affiliated with our Chairman, Ross Perot. Mr. Blasnik also serves as a director and member of the compensation committee of Zonagen, Inc. Age 44.

     James Champy has served as a Vice President and director of Perot Systems since 1996. Mr. Champy also serves as a trustee and member of the compensation committee of the Massachusetts Institute of Technology. Age 59.

     John S.T. Gallagher has served as a director of Perot Systems since May 2001. Mr. Gallagher is Co-Chairman of the North Shore-Long Island Jewish Health System Foundation. Mr. Gallagher also serves as Deputy County Executive of Health and Human Services for Nassau County, New York. Mr. Gallagher served as Chief Executive Officer of North Shore-Long Island Jewish Health System from October 1997 to December 31, 2001. Age 70.

     William K. Gayden has served as a director of Perot Systems since 1998. Mr. Gayden is the founder, Chairman and CEO of Merit Energy Company. Mr. Gayden also serves as a director and member of the audit committee of Harte-Hanks, Inc. Age 60.

     Carl Hahn has served as a director of Perot Systems since 1993. Mr. Hahn is currently a private investor. Mr. Hahn previously served as Chairman of Saurer Ltd., a manufacturer of textile machines, and Chairman of the Board of Management of Volkswagen AG. Mr. Hahn also serves as a director of Gerling AG, Hawesko, A.G., Sachsenring, AG, and Merloni Elettrodomestici Group. Age 75.

     Thomas Meurer has served as a director of Perot Systems since May 2001. Mr. Meurer is currently Senior Vice President of Hunt Consolidated, Inc., director and Senior Vice President of Hunt Oil Company, President of AgHoc Inc., President and director of Hunt Equities Company and a director of Hunt Realty Company. Age 60.

Board and Committee Meetings

     The Board met four times in 2001. The Board has established the Executive Committee, Audit Committee, and Compensation Committee to assist in the discharge of the Board's responsibilities. Members of the committees are appointed annually by the Board and serve until their successors are appointed or their earlier resignation or removal. The Board may establish other committees to facilitate the management of Perot Systems or for other purposes it deems appropriate. The Board does not have a nominating committee. Each director attended at least 75% of the Board meetings during 2001.

  Executive Committee

     The Executive Committee consists of Ross Perot, Ross Perot, Jr., and Steve Blasnik. The Executive Committee did not meet in 2001. Generally, the Executive Committee has the full power and authority of the Board in the management of the business and affairs of Perot Systems, except with respect to matters that cannot be delegated under Delaware law.

  Audit Committee

     The Audit Committee consists of William K. Gayden, Carl Hahn and John S.T. Gallagher. The Audit Committee met eight times in 2001. All members of the Audit Committee satisfy the requirements of independence as set forth in the Audit Committee Policy of the New York Stock Exchange. All members of the Audit Committee attended at least 87% of the Audit Committee meetings.

     The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of Perot Systems. The Audit

Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of our financial statements. The Audit Committee's activities are governed by a charter that the Board reassesses annually. A copy of our current Audit Committee charter is attached as Appendix A.

     The Audit Committee's primary responsibilities and duties are to review and discuss with our outside independent public accountants our financial statements and the professional services provided by them, including the scope of their audit coverage, the auditor's reports to management and management's responses to such reports, and the independence of the accountants from our management. The Audit Committee also reviews and discusses with management the scope of our internal audits, summaries of the internal auditors' reports and activities, the effectiveness of our internal audit staff, stock and stock option grants to our executive officers, possible violations of our Standards and Ethical Principles, and such other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or as have been brought to its attention.

  Compensation Committee

     The Board of Directors established the Compensation Committee on March 7, 2002. The Compensation Committee consists of Carl Hahn, John S.T. Gallagher and Thomas Meurer. The Compensation Committee will review and make recommendations on executive officer compensation, bonus and retirement plans, the 1999 Employee Stock Purchase Plan and executive officer awards under the 2001 Long-Term Incentive Plan.

Director Compensation

     Perot Systems compensates its non-employee directors $2,000 for each meeting of the Board attended in person. Employee directors receive no additional compensation for attending Board or committee meetings. We reimburse our directors for their reasonable travel-related and other out-of-pocket expenses associated with attending Board and committee meetings.

     Perot Systems' 1996 Non-Employee Director Stock Option/Restricted Stock Incentive Plan provides for the issuance of nonqualified stock options or restricted stock to our non-employee directors. The Board administers the Non-Employee Director Plan and has the authority to interpret it. Directors who are not employees of Perot Systems are eligible to receive awards under the Non-Employee Director Plan. Perot Systems makes grants to new directors upon their initial election to the Board and to existing directors at completion of the original vesting schedule for any existing options or restricted shares granted to such director under the Non-Employee Director Plan. The Non-Employee Director Plan currently provides for a grant to each eligible director of (i) an option to purchase 40,000 shares of Class A Common Stock vesting over five years or (ii) the right to purchase 40,000 restricted shares of Class A Common Stock vesting over five years. The exercise price of options or the purchase price of restricted shares of Class A Common Stock must be at least equal to 100% of the fair market value of the Class A Common Stock on the date of the award.

     During 2001, for services provided as a director to the Company, Mr. Blasnik received cash compensation of $8,000, and Messrs. Gallagher, Gayden, Hahn and Meurer each received cash compensation of $6,000. Messrs. Gallagher and Meurer each received options for 40,000 shares of our Class A Common Stock for services provided as a director of the Company.


                                 PROPOSAL NO. 2

                    APPROVE THE AMENDMENT AND RESTATEMENT OF
                        OUR CERTIFICATE OF INCORPORATION
                 TO INCREASE THE AUTHORIZED CLASS A COMMON STOCK

     Our authorized Class A Common Stock is currently 200,000,000 shares. The Board has adopted, subject to stockholder approval, an amendment and restatement of our Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 200,000,000 to 300,000,000.

     Unless the holders of at least 66 2/3% of the outstanding shares of Class A Common Stock approve the proposal to increase the authorized number of Class A Common Shares, we will not be able to amend the

Certificate of Incorporation. If the stockholders approve this proposal, we expect to file with the Delaware Secretary of State the Third Amended and Restated Certificate of Incorporation. The increase in authorized shares will become effective upon such filing.

     Even if the stockholders authorize Proposal No. 2, the Board of Directors may at any time prior to the effectiveness of the filing of the Third Amended and Restated Certificate of Incorporation abandon the proposal.

     As of the record date, 102,885,322 shares of Class A Common Stock were issued and outstanding and an aggregate of approximately 87,450,000 shares were reserved for issuance under our employee stock purchase plan, stock option and restricted stock plans, and for conversion of Class B Common Stock, leaving approximately 9,600,000 shares of Class A Common Stock available for future issuances.

     Although we do not currently have any plans, agreements, commitments, or understandings with respect to the issuance of the 100,000,000 additional shares of Class A Common Stock, the Board is proposing this increase in authorized shares at this time in order to provide flexibility for future activities. The Board believes that the proposal is needed to assure that there will be sufficient authorized shares for a variety of corporate purposes, including consummating future acquisitions.

     We may issue the additional shares of Class A Common Stock, together with currently authorized but unused and unreserved shares of Class A Common Stock, at such time, to such persons and for such consideration as our Board may determine to be in Perot Systems' best interests without further stockholder approval, except as otherwise required by law or stock exchange rules. Our stockholders do not have preemptive rights under the Certificate of Incorporation and will not have such rights with respect to the proposed additional authorized shares of Class A Common Stock.

     While we do not intend the proposed amendment to deter or to prevent a change in control, we could use the additional shares of Class A Common Stock (as we could use the currently authorized but unissued shares of our stock) to hinder persons seeking to acquire or take control of Perot Systems or to dilute voting power of the outstanding shares. We are not aware of any efforts to obtain control of Perot Systems, and we have not made this proposal in response to any such efforts.

     We encourage you to read the text of our proposed Third Amended and Restated Certificate of Incorporation, a complete copy of which is included as Appendix B to this Proxy Statement.

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF CLASS A COMMON STOCK FROM 200,000,000 TO 300,000,000 SHARES.

                                PROPOSAL NO. 3

                RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board, on unanimous recommendation of the Audit Committee, has appointed the accounting firm of PricewaterhouseCoopers LLP as our independent public accountants to examine our financial statements for 2002. We will present a resolution to ratify the appointment at the Annual Meeting. A majority of the votes cast must vote in favor to ratify the appointment. Stockholder ratification is not required for the appointment of PricewaterhouseCoopers because the Board has the responsibility of appointing our independent auditors. We are submitting the appointment of PricewaterhouseCoopers for ratification to solicit the opinion of our stockholders, which will be taken into consideration by the Audit Committee and the Board in future deliberations and the selection process.

     PricewaterhouseCoopers or one of its predecessor firms has audited Perot Systems' financial statements annually since 1989. A representative of PricewaterhouseCoopers will be at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so, and will be available to answer questions.


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

  Audit Fees

     PricewaterhouseCoopers' fees for our 2001 annual audit and review of interim financial statements were $401,465.

  Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers did not render any professional services to us in 2001 with respect to financial information systems design and implementation.

  All Other Fees

     PricewaterhouseCoopers' fees for all other professional services rendered to us during 2001 were $878,604, including audit related services of $285,223 and non-audit services of $593,381. Audit related services included fees for statutory audits and an employee benefit plans audit. Non-audit services included fees for tax advisory and compliance services, expatriate administration and accounting research consultation.

     The Audit Committee has considered whether PricewaterhouseCoopers' independence is compatible with rendering all other non-audit services during 2001. See "Report of Audit Committee."

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                    STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

     The following table shows the number of shares of Common Stock beneficially owned as of March 11, 2002 by:

     o each person who we know beneficially owns more than 5% of Perot Systems' Common Stock;

     o   each director;

     o the Chief Executive Officer and the other executive officers required to be named in the Summary Compensation Table; and

     o   all executive officers and directors as a group.


                                                                                             Class B
                                                         Class A Common Stock              Common Stock
                                                  -----------------------------------   -----------------
                                                   Number of Shares        Percent       Number of Shares
                                                     Beneficially            of            Beneficially
                                                       Owned(1)         Ownership(1)          Owned
                                                  ------------------   --------------   -----------------
Executive Officers and Directors
Ross Perot, Jr.(2) ............................       31,900,000             31.0%                 --
Peter Altabef(3) ..............................          311,267                 *                 --
James Champy(4) ...............................          975,286                 *                 --
Russell Freeman(5) ............................           89,510                 *                 --
John King(6) ..................................        1,153,845              1.1%                 --
Steven Blasnik(7) .............................           66,000                 *                 --
John S.T. Gallagher ...........................              -0-                0%                 --
William K. Gayden(8) ..........................           39,000                 *                 --
Carl Hahn .....................................           85,000                 *                 --
Thomas Meurer(9) ..............................          140,800                 *                 --
Ross Perot(10) ................................       31,749,100             30.9%                 --
All Executive Officers and Directors as a Group
 (13 Persons)(11) .............................       36,036,196             34.9%                 --
Additional 5% Beneficial Owners
 UBS(12) ......................................            4,482                 *          5,550,000

----------

*     Less than 1%

(1) Percentages are based on the total number of shares of Class A Common Stock outstanding at March 11, 2002, plus the total number of outstanding options and warrants held by each person that are exercisable within 60 days of such date. Shares of Class A Common Stock issuable upon exercise of outstanding options and warrants are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, other than shared property rights created under joint tenancy or marital property laws between our directors and executive officers and their respective spouses, each stockholder named in the table has sole voting and investment power with respect to the shares of Class A Common Stock set forth opposite such stockholder's name. The shares of Class A Common Stock listed include shares held by our Retirement Savings Plan and Trust for the benefit of the named individuals. Participants in the plan have investment and voting power over shares held for their benefit.

(2) Includes 31,705,000 shares of Class A Common Stock owned by HWGA, Ltd., 5,000 shares owned by Mr. Perot's spouse, and 190,000 shares that Mr. Perot has the right to acquire upon the exercise of vested options. Mr. Perot disclaims beneficial ownership of the shares held by his spouse. Mr. Perot is a general partner of HWGA. Ross Perot, our Chairman, is the managing general partner of HWGA. If Ross Perot ceases to be managing general partner, Ross Perot, Jr. will have authority to manage HWGA. Accordingly, the table also shows shares owned by HWGA as being beneficially owned by Ross Perot. The address for Ross Perot, Jr. is 2300
      W. Plano Parkway, Plano, Texas 75075, and the address of HWGA is 12377 Merit Drive, Suite 1700, Dallas, Texas 75251.

(3) Includes 105,000 shares of Class A Common Stock that Mr. Altabef has the right to acquire upon the exercise of vested options and 2,000 shares of Class A Common Stock held by Mr. Altabef's spouse. Mr. Altabef disclaims beneficial ownership of the shares that his spouse holds.

(4) Includes 195,000 shares of Class A Common Stock held by the Champy Family Irrevocable Trust of which Mr. Champy is a trustee. As trustee, Mr. Champy shares voting and investment power with respect to the shares of Class A Common Stock held by the Champy Trust and, therefore, the table shows him as the beneficial owner of such shares of Class A Common Stock.

(5) Includes 72,000 shares of Class A Common Stock that Mr. Freeman has the right to acquire upon the exercise of vested options.

(6) Includes 100,000 shares of Class A Common Stock held in a trust for his children. As trustee of this trust, Mr. King shares voting and investment power with respect to the shares of Class A Common Stock and, therefore, the table shows him as the beneficial owner of such shares of such Class A Common Stock. Also includes 4,000 shares of Class A Common Stock that Mr. King's spouse holds. Mr. King disclaims beneficial ownership of the shares his spouse holds.

(7) Includes 60,000 shares of Class A Common Stock that Mr. Blasnik has the right to acquire upon the exercise of vested options and 6,000 shares of Class A Common Stock that Mr. Blasnik's spouse holds. Mr. Blasnik disclaims beneficial ownership of the shares that his spouse holds.

(8) Includes 10,000 shares held by partnerships of which Mr. Gayden is a general partner and 24,000 shares of Class A Common Stock that Mr. Gayden has the right to acquire upon the exercise of vested options.

(9) Includes 136,800 shares owned by Perot Investment Trusts I -- V of which Mr. Meurer is trustee. As trustee, Mr. Meurer has voting and investment power with respect to the shares of Class A Common Stock held by the Trusts and, therefore, the table shows him as the beneficial owner of such shares of Class A Common Stock.

(10) Includes 31,705,000 shares owned by HWGA, Ltd. and 100 shares owned by Mr. Perot's spouse with respect to which Mr. Perot disclaims beneficial ownership. Ross Perot, our Chairman, is the managing general partner of HWGA. Mr. Perot has voting and investment power over shares owned by HWGA. Ross Perot, Jr., President and Chief Executive Officer of Perot Systems, is a general partner of HWGA and has authority to manage HWGA if Ross Perot ceases to be managing general partner of HWGA. Accordingly, the table also shows shares owned by HWGA as being beneficially owned by Ross Perot, Jr. The address for Ross Perot and HWGA is 12377 Merit Drive, Suite 1700, Dallas, Texas 75251.

(11) Includes 476,000 shares of Class A Common Stock that the Executive Officers and Directors have the right to acquire upon the exercise of vested options.

(12) The number of shares of Class A Common Stock owned by UBS is based on information provided by UBS. The Class B Common Stock shown as beneficially owned includes 3,277,500 shares that UBS has the right to acquire upon the exercise of options. The address for UBS AG is Bahnhofstrasse 45, CH 8001, Zurich, Switzerland.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The Summary Compensation Table below shows compensation for the years 2001, 2000 and 1999 for each person who served as the Chief Executive Officer during 2001 and the four other most highly compensated executive officers who were serving as executive officers at the end of 2001 (the "named executive officers").

                          Summary Compensation Table

                                                                                   Long Term
                                                                              Compensation Awards
                                                                        -------------------------------
                                            Annual Compensation          Restricted
                                     ----------------------------------    Stock                          All Other
                                       Salary     Bonus                   Award(s)       Securities      Compensation
Name and Principal Position    Year     ($)      ($)(1)    Other($)(2)     ($)(3)    Underlying Options     ($)(4)
----------------------------- ------ --------- ---------- ------------- ----------- ------------------- -------------
Ross Perot, Jr. ............. 2001   500,000        --             --          --          1,050,000           --
 President & Chief            2000   166,667        --             --          --            950,000           --
 Executive Officer (5)        1999
James Champy ................ 2001   530,400   132,600         11,810          --                 --       23,800
 Vice President               2000   520,000        --         12,576          --                 --       23,800
                              1999   513,333   325,000         12,627          --                 --       23,400
Peter Altabef ............... 2001   322,400   161,200             --          --            104,000        6,800
 Vice President, Secretary    2000   303,327        --             --          --                           6,800
 & General Counsel            1999   283,320   275,000             --          --                           6,400
Russell Freeman ............. 2001   280,250   175,000             --          --                 --        6,800
 Vice President and Chief     2000   207,310     5,000             --          --            182,000       26,800
 Financial Officer            1999   163,037   127,500             --          --             20,000       26,400
John King ................... 2001   333,133    83,283             --          --                 --        6,800
 Vice President               2000   324,480        --             --          --                 --        6,800
                              1999   320,320   275,000         13,845          --                 --       25,488

----------
(1) Bonus amounts shown in 2001 were earned in 2001 and paid in 2002. Bonus amounts shown for 1999 were earned in 1999 and paid in 2000.

(2) For Mr. Champy represents the payment of taxes related to the life insurance premiums referenced in Note 4 to this table. For Mr. King represents the payment of taxes in 1999 related to the life insurance premiums referenced in Note 4 to this table.

(3) At December 31, 2001, Mr. Champy owned 500,000 restricted shares of Class A Common Stock with a value (less the amount paid therefor) of $9,585,000. Mr. Champy is entitled to a pro rata distribution of any dividends paid by Perot Systems on the Class A Common Stock.

(4) In 2001, represents (i) $17,000 in life insurance premiums paid for the benefit of Mr. Champy; and (ii) $6,800 in Perot Systems contributions to its 401(k) plan for the benefit of each of Messrs. Champy, Altabef, Freeman and King. In 2000, represents (i) $17,000 in life insurance premiums paid for the benefit of Mr. Champy; (ii) $20,000 in commissions paid to Mr. Freeman; and (iii) $6,800 in Perot Systems contributions to its 401(k) plan for the benefit of each of Messrs. Champy,

      Altabef, Freeman and King. In 1999, represents (i) $17,000 in life insurance premiums paid for the benefit of Mr. Champy; (ii) $20,000 in commissions paid to Mr. Freeman; (iii) $19,088 in life insurance premiums paid for the benefit of Mr. King; and (iv) $6,400 in Perot Systems contributions to its 401(k) plan for the benefit of each of Messrs. Champy, Altabef, Freeman and King.

(5) Mr. Perot has served as President and Chief Executive Officer since September 1, 2000 and started receiving compensation from Perot Systems on that date.

Stock Option Grants

     The following table provides information relating to option grants in 2001 to the named executive officers. All options are exercisable for Class A Common Stock pursuant to the Company's existing stock option and restricted stock plans and are non-qualified stock options.

                       Option Grants in Last Fiscal Year



                                                 Individual Grants                             Potential Realized
                          ---------------------------------------------------------------       Value at Assumed
                               Number of       Percent of                                    Annual Rates of Stock
                              Securities      Total Options                                     Price Appreciation
                              Underlying       Granted to                                       for Option Term(1)
                                Options       Employees in   Exercise Price   Expiration  -----------------------------
Name                            Granted        Fiscal Year       ($/Sh)          Date         5% ($)        10% ($)
------------------------- ------------------ -------------- ---------------- ------------ ------------- --------------
Ross Perot, Jr. .........      1,050,000(2)       26.62%        $ 14.40       05/10/2011   $9,508,887    $24,097,386
James Champy ............             --             --              --               --           --             --
Peter Altabef ...........        104,000(3)        2.64%        $ 13.00       01/31/2011   $  850,266    $ 2,154,740
Russell Freeman .........             --             --              --               --           --             --
John King ...............             --             --              --               --           --             --

----------
(1) These amounts represent assumed rates of appreciation in value from the date of grant until the end of the option term, at the rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the shares of Class A Common Stock.

(2) Grant vests in five equal annual installments beginning on October 23, 2006.

(3) Grant vests in four annual installments, escalating for the first three years, beginning on the first anniversary of the grant.

Option Exercises and Holdings

     The following table provides information regarding exercises of stock options by named executive officers during 2001.

               Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values


                                                                    Number of Securities                Value of Unexercised
                              Class A                              Underlying Unexercised             In-the-Money Options at
                              Shares                             Options at Fiscal Year-End               Fiscal Year-End
                            Acquired on                     ------------------------------------ ----------------------------------
Name                       Exercise (#)   Value Realized($)  Exercisable (#)   Unexercisable(#)   Exercisable($)   Unexercisable($)
------------------------- -------------- ------------------ ----------------- ------------------ ---------------- -----------------
Ross Perot, Jr. .........         --                --           190,000          1,810,000         $2,074,800       $14,620,200
James Champy ............         --                --                --                 --                 --                --
Peter Altabef ...........     60,000          $939,300            78,000            180,000         $1,553,760       $ 2,285,600
Russell Freeman .........         --                --            66,000            228,000         $  776,650       $ 2,226,700
John King ...............         --                --                --                 --                 --                --

Employment Contracts and Change in Control Agreements

  Brian Maloney

     We have entered into an associate agreement with Brian Maloney pursuant to which he has agreed to serve as our Chief Operating Officer, at a base salary of $500,000 per year. Mr. Maloney is entitled to an annual cash bonus which has a guaranteed minimum bonus of $700,000 for the first two years of his associate agreement, payable over three years. To be eligible to receive these bonus payments, Mr. Maloney must be employed with us on the relevant payment date. Mr. Maloney's associate agreement also provides for a $210,000 signing bonus, less certain amounts he received from his most recent employer.

     Under Mr. Maloney's associate agreement, we may terminate his employment due to his death or disability, for cause, for any other reason, or for no reason; and Mr. Maloney may terminate his employment with us for good reason or without good reason. If we terminate Mr. Maloney due to his death or disability, or for cause, or if he terminates his employment without good reason, then we will pay any salary that has accrued to the date his employment ceases. If we terminate Mr. Maloney not for cause, or if Mr. Maloney terminates his employment for good reason, within six years of his employment date, then Mr. Maloney will receive an amount equal to 36 times his then-current monthly base salary, subject to adjustment for subsequent employment.

     Mr. Maloney's associate agreement also provides for his participation in our 2001 Long-Term Incentive Plan, with a non-qualified stock option award to purchase 300,000 shares of our stock, vesting in equal installments on the first five anniversaries of the grant date. Vesting is contingent on Mr. Maloney's continued employment. All remaining unvested shares will become exercisable upon a change of control (as defined in the associate agreement). We intend to award Mr. Maloney additional non-qualified stock options to purchase additional shares.

  James Champy

     James Champy's associate agreement provides for a base salary of $500,000 per year, which is to be reviewed at least annually, and provides for additional benefits, including:

     o a bonus to be determined in accordance with the current bonus plan for the most senior officers of Perot Systems,

     o   payment of life insurance premiums, and

     o   some travel benefits.

     Mr. Champy's associate agreement also provides that if we terminate him other than for cause or substantial misconduct or Mr. Champy is deemed to have been constructively terminated, Mr. Champy will receive a severance payment equal to six months of his current base salary. If either party terminates his employment (other than for cause by Perot Systems) within one year of a change in control of Perot Systems, Mr. Champy would receive severance equal to six months of his current base salary. We may terminate Mr. Champy's associate agreement upon 30 days' notice and payment of severance equal to six months' base pay plus benefits.

     The 1,000,000 restricted shares of Class A Common Stock Mr. Champy acquired pursuant to his restricted stock agreement vest in equal installments over ten years beginning on the first anniversary of the commencement of his employment. Vesting is contingent on continued employment, but Mr. Champy's restricted shares of Class A Common Stock will continue to vest for limited periods following the termination of his employment if he is terminated by Perot Systems other than for cause or substantial misconduct (as defined in his associate agreement) or is deemed to have been constructively terminated (as defined in his associate agreement). If we terminate Mr. Champy other than for cause or substantial misconduct, his restricted shares of Class A Common Stock will continue to vest as scheduled for two years following termination. If there is a change in control of Perot Systems (as defined in his associate agreement) and either party terminates Mr. Champy's employment within one year of such change in control (other than for cause by Perot Systems), all of his shares of Class A Common Stock scheduled to vest through the next two vesting dates will vest on schedule. If either party terminates Mr. Champy's employment for any reason, he has the right to require Perot Systems to purchase his shares for their original cost plus simple interest at the rate of 8% per annum.

Certain Relationships and Related Transactions

  Licenses for Use of Name

     We license the right to use the names "Perot" and "Perot Systems" in our current and future businesses, products, or services from the Perot Systems Family Corporation and Ross Perot. The license is a non-exclusive, royalty-free, non-transferable license without geographic restriction. We may also sublicense our rights to these names to certain of our affiliates. Under the license agreement either party may, in their sole discretion, terminate the license at any time, with or without cause and without penalty, by giving the other party written notice of such termination. Upon termination by either party, we must discontinue all use of the names "Perot" and "Perot Systems" within one year following notice of termination.

  Hillwood

     We provide information technology services for Hillwood Enterprises L.P., an affiliate of Ross Perot, Jr., under a three year contract the Audit Committee approved. Under the contract, we were paid $1,521,314 in 2001, and we expect to receive approximately $3,216,000 during the remaining term of the contract.

  Employment of Law Firms

     During 2001, we paid Hughes & Luce, L.L.P. $912,000 for legal services. A partner in that firm is related by marriage to Ross Perot and Ross Perot, Jr.

     During 2001, we paid Carrington Coleman Sloman & Blumenthal, L.L.P. $618,000 for legal services. The spouse of Peter Altabef, Vice President, General Counsel and Secretary of Perot Systems, is a partner of Carrington Coleman Sloman & Blumenthal.

                      REPORT OF THE BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION

                                 March 7, 2002

Introduction

     The Board is providing this report to assist our stockholders in understanding the Board's objectives and procedures in establishing the compensation policy for our executive officers.

     During 2001, the Board had responsibility for establishing and administering our executive compensation policy. In structuring and reviewing the policy, the Board was advised by our Human Resources organization.

Compensation Philosophy and Objectives

     Perot Systems has a core compensation philosophy that underpins our approach to compensating our Associates, including our executive officers. We believe that the compensation of our executive officers should:

     o   Have stock as a key component;

     o Be cost effective and minimize fixed salary, while maximizing variable pay which tracks to business results;

     o   Be compared with our industry peers to ensure market competitiveness;

     o Attract, retain and motivate high caliber executives on a long-term basis; and

     o   Align with the business strategy of our fast paced, growing company.

     Our policy is to develop an executive compensation program that is competitive with comparable information technology companies with whom we compete for executive talent, but with appropriate variations based on individual and corporate performance.

2001 Executive Compensation Program -- Overview

     Our 2001 executive compensation program comprised three key components:
Base Salary, Short-Term Cash Incentive and Long-Term Incentive programs. Base Salary was set within a market range for comparable executive positions, based on sustained individual performance. The Short-Term Cash Incentive Program was linked to corporate, business unit and individual performance. Awards to our executives under the Long-Term Incentive Program were designed to reward and provide incentives for our executive officers, while continuing to align their objectives with those of our stockholders.

  Base Salary

     Base salary is a core component of our compensation program. It is designed to reward Associates for effective performance in their current role and to be adjusted over time as a consequence of that performance and also increased responsibility. The setting and adjustment of base pay are governed by the following principles:

     o All Associates -- including executives -- have base salary levels set within established market-based salary ranges. These are based on an analysis of the external market in order to ensure competitiveness, consistency and transparency.

     o Salary levels within the established ranges vary by individual, according to their experience, responsibility level and individual performance towards the attainment of corporate goals and objectives.

     Periodic increases to base salary are determined by a comprehensive study of the external market and also internal equity. Increases to base salary are determined for executives based on both individual and corporate performance.

  Short-Term Cash Incentive Program

     Perot Systems operates short-term incentives through an annual bonus plan. This plan rewards Associates for the attainment of set periodic goals and links them to the overall performance of Perot Systems and their individual contribution to such performance.

     The design of the annual bonus plan is reviewed annually, but is always linked to principles of corporate and individual performance. Corporate financial and strategic goals are set at the beginning of each plan year as the overall framework. These are then used to determine the basic payments after the end of the plan year. We also consider factors such as the financial targets and corporate contribution of business units, which may be recognized in our plan design.

     Individual performance is another key criterion. It is through the contribution of individual Associates and their attainment of designated goals that we meet our corporate objectives. All Associates have individual goals and annual performance ratings and any final payments under the Short-Term Cash Incentive Program reflect this rating. Target awards for Associates are varied by position and are based on analyses of competitive market practice.

     For 2001, the Global Annual Bonus Plan was designed to reflect corporate, business unit and individual performance. Individual payments were assessed against market competitive bonus levels with targets based on corporate performance, business unit performance and individual performance.

     In 2001, our executive officers received payments commensurate with the attainment of the relevant program components outlined above.

  Long-Term Incentive Program

     Perot Systems regards the holding of stock as a key consideration for executives. This helps fundamentally to align executive behaviors and the achievement of corporate objectives with our stockholders. Stock rewards long-term commitment to the successful performance of an organization. It is, therefore, a major component of our compensation program.

     We use stock options under an annual grant program to reward and to motivate our executives. Executives, like all other Associates, are considered for stock awards on the basis of their contribution, the performance of the Company and reference to the external market. Attention is paid to the need to retain executives over time and consideration is given to the current holdings of an individual executive (including restricted stock) and the vesting schedule of their holdings. In 2001, certain executive officers participated in a general grant program.

     The short-term and long-term incentive programs are both operated at the discretion of the Company.

Compensation of the Chief Executive Officer

     Ross Perot, Jr. was elected President and Chief Executive Officer effective September 1, 2000. Mr. Perot's current base salary is $500,000 per year. The independent directors of the Company based the annual and incentive compensation of Ross Perot, Jr. on the Company's historical compensation of its CEO's. While Mr. Perot is eligible to receive a bonus under our annual bonus plan, he has declined to be considered for a bonus related to the 2001 fiscal year.

Conclusion

     Our compensation policy and resultant payments directly reflect the performance of Perot Systems and its individual executive officers. It is our belief that our compensation policy serves both the interests of our stockholders and Perot Systems.

                                     BOARD OF DIRECTORS

                                     Ross Perot
                                     Ross Perot, Jr.
                                     Steve Blasnik
                                     James Champy
                                     John S.T. Gallagher
                                     William K. Gayden
                                     Carl Hahn
                                     Thomas Meurer

Compensation Committee Interlocks and Insider Participation

     As members of the Board, Ross Perot, our Chairman and former President and Chief Executive Officer, Ross Perot, Jr., our President and Chief Executive Officer, and James Champy, one of our Vice Presidents, will participate in future compensation decisions

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENT

     Our directors, executive officers and holders of more than 10% of our Class A Common Stock must file reports with the Securities and Exchange Commission indicating the number of shares of Perot Systems' Class A Common Stock they beneficially own and any changes in their beneficial ownership. They must provide copies of these reports to us. Based on our review of these reports and written representations from the persons required to file them, John S.T. Gallagher, Thomas Meurer and Robert Kelly each inadvertently filed a late report on Form 3 during 2001.

                               PERFORMANCE GRAPH

     The graph below compares the performance of our Class A Common Stock since February 2, 1999, the inception of public trading, to the performance of publicly traded securities. The starting point for the graph was $43.50 per share, the closing price on our first day of trading following our initial public offering. Therefore, the graph does not reflect the 172% increase from Perot Systems' $16.00 per share initial public offering price that occurred on the first day of trading.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                       AMONG PEROT SYSTEMS CORPORATION,
                    NYSE MARKET INDEX AND MG GROUP INDEX(1)

                               [GRAPHIC OMITTED]


                     ASSUMES $100 INVESTED ON FEB. 2, 1999
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 2001



----------
(1)   The Media General (MG) Group Information Technology Services Index.


                          2/02/99    12/31/99   12/31/00   12/31/01
                        ----------- ---------- ---------- ---------

  PEROT SYSTEMS CORP.       100.00      43.39      21.12     46.94
  MG GROUP INDEX            100.00     117.66      72.05     76.98
  NYSE MARKET INDEX         100.00     109.05     111.65    101.70

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                                 March 7, 2002

     The Audit Committee reviewed the audited financial statements of Perot Systems as of and for the fiscal year ended December 31, 2001, with management and PricewaterhouseCoopers. The Audit Committee has discussed and reviewed with PricewaterhouseCoopers all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     PricewaterhouseCoopers has provided the Audit Committee with a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence (as required by the Independence Standards Board Standard No. 1). The Audit Committee has discussed with PricewaterhouseCoopers any relationships that may impact their objectivity and independence, including fees paid to PricewaterhouseCoopers by us for services not related to the audit of our year end financial statements and the review of our quarterly financial statements. The Audit Committee has satisfied itself as to PricewaterhouseCoopers' independence.

     The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of our internal controls and the internal audit function's organization, responsibilities, budget, and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     Based on the review and discussions with management and PricewaterhouseCoopers, the Audit Committee has recommended to the Board that Perot Systems' audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     The Audit Committee also recommended to the Board, and the Board has appointed PricewaterhouseCoopers to be employed as Perot Systems' independent public accountants for 2002. PricewaterhouseCoopers will conduct the annual audit and will report on, as may be required, Perot Systems' consolidated financial statements which may be filed by Perot Systems with the SEC during the year.


                                            AUDIT COMMITTEE


                                            William K. Gayden
                                            John S.T. Gallagher
                                            Carl Hahn

                 STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING
                          AND FOR 2003 ANNUAL MEETING

     Under Article II, Section 4 of our current Bylaws, proposals by stockholders intended to be presented at the Annual Meeting, must be received by Perot Systems' Secretary at our executive offices no later than the close of business on March 25, 2002.

     If you want to include a stockholder proposal in the proxy statement for the 2003 annual meeting, it must be delivered to Perot Systems' Secretary at our executive offices before December 2, 2002.

                                 OTHER MATTERS

     At the date of mailing of this Proxy Statement, we are not aware of any business to be presented at the Annual Meeting other than the proposals discussed above. If other proposals are properly brought before the Annual Meeting, any proxies returned to us will be voted as the proxy holders see fit.

                             FOR MORE INFORMATION

     We file reports, proxy statements, and other information with the SEC. You can read and copy these reports, proxy statements, and other information concerning Perot Systems at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov/ that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Perot Systems. The Class A Common Stock is quoted on the NYSE. These reports, proxy statement and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York City, New York 10005.

     In addition, our annual report on Form 10-K (without exhibits) is available via the Internet at our website (www.perotsystems.com). If you would like to request documents from us, please contact our Investor Relations Department at 1-877-737-6973 by April 15, 2002 to receive them before the Annual Meeting.


                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Peter Altabef

                                     Peter Altabef
                                     Secretary

                                                                     Appendix A


                            PEROT SYSTEMS CORPORATION
                             AUDIT COMMITTEE CHARTER


Purpose and General Responsibilities

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by:

     o Serving as an independent and objective party to monitor Perot Systems' financial reporting process and internal control system;

     o Reviewing and assessing audit efforts of the independent auditors and internal auditing department related to Perot Systems' financial reporting;

     o Providing an avenue of open communication among the directors, management and the internal and independent auditors;

     o   Providing oversight of the Perot Systems Compliance Plan.

     While the Audit Committee has the responsibilities set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Perot Systems' financial statements are complete, accurate and in compliance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Accordingly, the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

Composition

     The committee membership will meet the requirements of the audit committee policy of the New York Stock Exchange. Accordingly, the Audit Committee shall be composed of at least three directors who are independent of the management of Perot Systems Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independence from management and the corporation. In the judgment of the Board of Directors, all of the members of the Audit Committee shall be financially literate and at least one member of the Audit Committee shall have accounting or related financial management expertise.

     The Audit Committee will meet at least four times annually.

Authority

     The Audit Committee undertakes, on behalf of the Board of Directors, responsibility for oversight of effective internal control, reliable financial reporting, compliance with regulatory matters and compliance with corporate standards and ethical principals. Accordingly, the Audit Committee will carry out the following responsibilities:

    Financial Reporting

     o Review the audited financial statements and discuss them with management and the independent auditors. Discuss with the independent auditors other related matters and consider the quality, not just the acceptability, of the company's accounting principles as applied in its financial reporting including the clarity of the financial disclosures. Based on this review, the Committee will make a recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K and the Annual Report to Shareholders.

     o Communicate with management and the independent auditors quarterly to review interim financial information and significant findings based on the auditor's review procedures.

     o Review the annual report before it is released and consider whether the information is adequate and consistent with the members' knowledge about the company and its operations.

     Compliance with Laws and Regulations

     o Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up on any fraudulent acts or accounting irregularities.

     o Review any legal matters that may have a material impact on the Company's financial statements.

     o   Review the findings of any examinations by regulatory agencies.

     Compliance with the Standards & Ethical Principles

     o Ensure that the Standards & Ethical Principles are formalized in writing and that associates are aware of them.

     o Evaluate whether management is providing appropriate guidance to associates by communicating the importance of the Standards & Ethical Principles.

     Internal Audit

     o Review the activities and organizational structure of the internal audit function. Review the independence and authority of Internal Audit's reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

     o Review annually the performance of the internal audit group in executing audit plans and meeting their objectives.

     o Review the qualifications of the internal audit function and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit.

     Independent Auditors

     o Review the performance of the independent auditors and recommend to the Board of Directors the appointment or discharge of the independent auditors. The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee.

     o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion, review any comments or recommendations of the independent auditors.

     o Review and confirm the independence of the independent auditors by reviewing the non-audit services provided and the auditors' assertion of their independence in accordance with professional standards.

     o Ensure that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company.

     o Actively discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of such auditors and recommend that the Board of Directors take appropriate action in response to the independent auditors report to satisfy itself of the auditors' independence.

     Other Responsibilities

     o Annually review and reassess the charter's adequacy and receive approval of significant changes from the Board of Directors.

     o Annually issue a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside experts for this purpose if, in its judgment, that is appropriate.

     o Approve awards under the 2001 Long-Term Incentive Plan when requested by the Board or the Plan Administrator.

Reporting Responsibilities

     o Regularly update the Board of Directors about committee activities and make appropriate recommendations.

                                                                     Appendix B


                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            PEROT SYSTEMS CORPORATION

     Perot Systems Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is Perot Systems Corporation. Perot Systems Corporation was originally incorporated under the same name, and the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 18, 1995.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

     3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I

   The name of the Corporation is Perot Systems Corporation.

                                  ARTICLE II

     The name of the Corporation's registered agent and the address of its registered office in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

     A. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 329,000,000 shares, consisting of:

     (i) 300,000,000 shares of Class A Common Stock, par value $0.01 per share;

     (ii) 24,000,000 shares of Class B Common Stock, par value $0.01 per share; and

     (iii)  5,000,000 shares of Preferred Stock, par value $0.01 per share.

     B. Class B Common Stock.

     (i) Shares of Class B Common Stock will have no voting rights, except to the extent that the Delaware General Corporation Law requires a vote of the Class B Common Stock with respect to an amendment to the Certificate of Incorporation that would increase or decrease the par value of the Class B Common Stock or alter or change the powers, preferences or special rights of shares of Class B Common Stock so as to affect them materially and adversely. No authorization or issuance of any capital stock of the Corporation will be considered to alter or change the powers, preferences or special rights of shares of Class B Common Stock. The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares of Class B Common Stock then outstanding or reserved for issuance pursuant to outstanding options, warrants or similar rights) by the affirmative vote of the holders of a majority of the voting stock of the Corporation, voting as a single class, without any vote by holders of the Class B Common Stock.

     (ii) (a) Each share of Class B Common Stock shall be convertible, on a share for share basis, at the option of the holder thereof, into a fully paid and nonassessable share of Class A Common Stock upon satisfaction of the terms of Section B(ii)(b) below for the purpose of the transfer, sale or other disposition thereof (a "sale") to a third party purchaser that is not an "affiliate" (as defined in Rule 144(a)(1) under the Securities Act of 1933, as amended) of the holder thereof (a "Third Party") if such sale is made (a) in a widely dispersed public offering of the Class A Common Stock; (b) to a Third Party that, prior to such sale, controls more than 50% of the then outstanding voting securities (as defined in the Bank Holding Company Act of 1956, as amended, or in Regulation Y of the Board of Governors of the Federal Reserve System) of the Corporation; (c) to a Third Party that, after such sale, is the beneficial owner (directly or indirectly) of not more than two percent (2%) of the outstanding voting stock of the Corporation having power to elect directors;
(d) in a transaction that complies with Rule 144 (or any successor thereto) under the Securities Act of 1933, as amended; or (e) by Swiss Bank Corporation or its affiliates in a transaction approved in advance by the Board of Governors of the Federal Reserve System as being in compliance with the requirements of the Bank Holding Company Act of 1956, as amended, and any rules and regulations or interpretations promulgated by the Board of Governors of the Federal Reserve System pursuant thereto (each, a "Qualifying Sale").

     (b) The conversion of Class B Common Stock into Class A Common Stock for the purpose of making a Qualifying Sale will be effective only after receipt by the Corporation of a certificate, executed by the holder of the Class B Common Stock that is the subject of the sale, stating that the proposed sale is a Qualifying Sale.

     (c) As promptly as practicable after receipt by the Corporation of the certificate referred to in Section B (ii)(b) and delivery to the Corporation of the certificate or certificates evidencing any shares so converted, duly endorsed for transfer, the Corporation shall issue and deliver to the Third Party (or, if necessary for purposes of effecting the Qualifying Sale, to the holder of the shares to be converted) a certificate or certificates for the number of shares of Class A Common Stock that are the subject of the Qualifying Sale. If only a portion of the shares of Class B Common Stock represented by a certificate are transferred in a Qualifying Sale, the Corporation shall issue and deliver to the holder of such Class B Common Stock a new certificate representing the Class B Common Stock retained by such holder.

     (d) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Class A Common Stock, solely for the purpose of effecting the conversion of the Class B Common Stock, the number of shares of Class A Common Stock deliverable upon the conversion of all Class B Common Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Delaware, increase the authorized amount of its Class A Common Stock if at any time the authorized number of shares of its Class A Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Class B Common Stock at the time outstanding.

     C. Required Vote. Any amendment to the Certificate of Incorporation, merger or consolidation, sale, lease or exchange of all or substantially all of the Corporation's property and assets or voluntary dissolution of the Corporation that (in any such case) requires approval by the Corporation's stockholders under Delaware law must be approved by the affirmative vote of the holders of at least 66 2/3% of the outstanding stock of the Corporation entitled to vote thereon, and at least 66 2/3% of the outstanding stock of each class entitled to vote thereon as a class.

     D. Preferred Stock. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of the Preferred Stock in one or more series, each with such voting powers, full or limited, or without voting powers, and with such designations, preference and relative participating, conversion, optional or other rights, and such qualifications, limitation or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated in this Certificate of Incorporation, or any amendments thereto, including (but without limiting the generality of the foregoing) the following:

     (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

     (ii) The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of preferred stock, the terms and conditions upon which and the period in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

     (iii) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, and whether redeemable at the option of the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

     (iv) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or for any other series over such series), upon the voluntary or involuntary liquidation, dissolution, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

     (v) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether and upon what conditions such fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporation purposes and the terms and provisions relative to the operation thereof.

     (vi) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the Corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

     (vii) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the Corporation in case of dividend arrearages or other specified events, or upon other matters.

     (viii) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

     (ix) Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

                                   ARTICLE V

     In furtherance and not limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.

                                  ARTICLE VI

     Except as otherwise provided in the resolutions of the Board of Directors designating any series of Preferred Stock or otherwise authorized by the Board of Directors, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing by any such stockholders.

     Subject to the rights of holders of any class or series of Preferred Stock, special meetings of stockholders may be called only by the Chairman of the Board or President of the Corporation or by the

Chairman of the Board, President or the Secretary at the request in writing of a majority of the Board of Directors. Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders unless authorized by the Board of Directors. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board of Directors.

                                  ARTICLE VII

     Subject to the rights of holders of any class or series of Preferred Stock, nominations for the election of directors, and business proposed to be brought before an annual meeting of stockholders may be made only by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors only at an annual meeting or propose business to be brought before an annual meeting, or both, only if such stockholder has given timely notice in proper written form of his or her intent to make such nomination or nominations or to propose such business. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Company not less than sixty
(60) days nor more than ninety (90) days prior to the Annual Meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the date on which such notice of the date of the Annual Meeting was made or such public disclosure was made, whichever first occurs. To be in proper written form, a stockholder's notice to the Secretary shall set forth:

         A. the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

         B. a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

         C. if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

         D. such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors, and such other information about the nominee as the Board of Directors deems appropriate, including, without limitation, the nominee's age, business and residence addresses, principal occupation and the class and number of shares of Common Stock beneficially owned by the nominee, or such other information about the business to be proposed and about the stockholder making such business proposal before the Annual Meeting as the Board of Directors deems appropriate, including, without limitation, the class and number of shares of Common Stock beneficially owned by such stockholder; and

         E. if applicable, the consent of each nominee to serve as director of the Corporation if so elected.

     The chairman of the meeting may refuse to acknowledge the nomination of any person or any proposal to transact any business not made in compliance with the foregoing procedure.

                                 ARTICLE VIII

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Third Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE IX

     A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article IX or otherwise.

     B. Right of Indemnitee to Bring Suit. If a claim under paragraph A. of this Article IX is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article IX or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.

     C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX or as otherwise permitted under the Delaware General Corporation Law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     IN WITNESS WHEREOF, this Third Amended and Restated Certificate of Incorporation has been signed by Peter A. Altabef, its authorized officer this
[   ] day of [   ], 2002.




                                          ---------------------
                                          Peter A. Altabef
                                          Secretary

Directions to the Renaissance Hotel


From DFW International Airport:

Take International Parkway (the one main road running north-south through the Airport) North to State Highway 121 North.

Merge onto I-635 (Lyndon B. Johnson Freeway) East.

Take exit #19A (Richardson/Plano/Sherman) to IH-75 North (North Central Expressway) (exit is from left lane).

Continue heading North on IH-75 (North Central Expressway).

Take exit #27A (Galatyn Parkway/Renner Road).

Proceed North on Galatyn, driving past the Hotel.

Turn right on Lookout Drive, cross the railroad tracks and turn right into Hotel parking lot.

The parking garage entrance is on your left, stay to the right for valet parking. Enter through the Convention Center doors directly across from the parking garage.


From Downtown Dallas:

Proceed North on North Central Expressway (IH-75).

Take exit #27A (Galatyn Parkway/Renner Road).

Proceed North on Galatyn, driving past the Hotel.

Turn right on Lookout Drive, cross the railroad tracks and turn right into Hotel parking lot.

The parking garage entrance is on your left, stay to the right for valet parking. Enter through the Convention Center doors directly across from the parking garage.


From Plano Campus:

Head East on Plano Parkway.

Turn right on Custer Road.

Turn left and enter President George Bush Turnpike (IH-190).

Take the North Central Expressway (IH-75) exit going South.

Take exit #26 (Galatyn Parkway/Campbell Road). Stay in the left lane as you proceed South on service road towards Galatyn Parkway.

Turn left onto Galatyn Parkway, crossing over North Central Expressway.

Turn left and drive North on the service road past the Hotel.

Turn right on Lookout Drive, cross the railroad tracks and turn right into Hotel parking lot.

The parking garage entrance is on your left, stay to the right for valet parking. Enter through the Convention Center doors directly across from the parking garage.

[PEROT SYSTEMS CORPORATION LOGO]

PEROT SYSTEMS CORPORATION
2300 W. PLANO PARKWAY
PLANO, TEXAS 75075


VOTE BY INTERNET -- www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 7, 2002. Have your proxy card or e-mail notification available when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE -- 1-800-690-6903
Use any touchtone telephone to transmit your voting instructions until 11:59 p.m. EDT on May 7, 2002. Have your proxy card or e-mail notification available when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Perot Systems Corporation, Attention: Legal Department, 2300 W. Plano Parkway, Plano, Texas 75075.


TO VOTE, MARK BLOCKS BELOW IN BLUE
OR BLACK INK AS FOLLOWS:             PEROTP   KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

--------------------------------------------------------------------------------
PEROT SYSTEMS CORPORATION
THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3

Vote On Directors
1.  To elect as Directors the
    nominees listed below.                 For        Withhold        For All
                                           All          All           Except
    01) Ross Perot, 02) Steve Blasnik,
    03) James Champy, 04) John S.T.        [ ]          [ ]            [ ]
    Gallagher, 05) William K. Gayden,
    06) Carl Hahn, 07) Thomas Meurer,
    08) Ross Perot, Jr.

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

------------------------------------------------------------------------------

Vote on Proposals
                                               For     Against       Abstain
2.  Proposal to amend and restate the
    certificate of incorporation to increase
    the authorized shares of Class A Common    [ ]       [ ]           [ ]
    Stock from 200,000,000 to 300,000,000.

3.  Proposal to ratify the appointment of
    PricewaterhouseCoopers LLP as independent  [ ]       [ ]           [ ]
    public accountants.

4.  In their discretion, upon such other
    matters that may properly come before
    the meeting or any adjournment or
    adjournments thereof.

Please sign exactly as your name appears on your stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             * HOUSEHOLDING OPTION
                             ---------------------

Mark "FOR" to enroll this account to receive certain future security holder documents in a single package per household. Mark "AGAINST" if you do not want to participate. See enclosed notice.

To change your election in the future, call 1-800-542-1061.

                            For        Against

* HOUSEHOLDING OPTION       [ ]          [ ]


------------------------------------------------------------------

------------------------------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]               Date

------------------------------------------------------------------

------------------------------------------------------------------
Signature (Joint Owners)                         Date

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

--------------------------------------------------------------------------------
                           PEROT SYSTEMS CORPORATION
                    Proxy For Annual Meeting of Stockholders
                                   May 8, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Perot Systems Corporation hereby acknowledge(s) receipt of the Proxy Statement dated March 29, 2002, and hereby appoint(s) Peter A. Altabef and Rex C. Mills, or either of them, proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Class A Common Stock of Perot Systems Corporation held of record by the undersigned on March 11, 2002, at the Annual Meeting of Stockholders to be held at the Renaissance Hotel, 900 East Lookout Drive, Richardson, Texas at 2:00 p.m. CDT on May 8, 2002 or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS AND IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE
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